UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2011

TRIPADVISOR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35362	80-0743202
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Needham Street Newton, MA		02464
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 670-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Current Report on Form 8-K/A amends the original Current Report on Form 8-K solely to clarify (including in the exhibit tables and footer legends of Exhibit 10.6 included therein) that Exhibit 10.6 is filed in redacted form pursuant to a confidential treatment request submitted to the Securities and Exchange Commission, which redacted/omitted portions have been separately filed with the Commission pursuant thereto. The content of the Form 8-K otherwise remains unchanged and except as so amended is restated herein, with Exhibit 10.6 (as revised solely to include the clarified confidential treatment legends) filed as an exhibit hereto. The other exhibits, filed with the original Form-8-K, are not being re-filed.

Item 1.01.	Entry into Material Definitive Agreements.

The Spin-Off

Following the close of trading on the Nasdaq Stock Market on December 20, 2011, Expedia, Inc. (“Expedia”), a Delaware corporation, completed the spin-off (the “Spin-Off”) of TripAdvisor, Inc., a Delaware corporation (“TripAdvisor”) to Expedia stockholders. TripAdvisor consists of the domestic and international operations previously associated with Expedia’s TripAdvisor Media Group and is now a separately traded public company, trading under the symbol “TRIP” on The Nasdaq Global Select Market. Expedia continues to own and operate its remaining businesses—the domestic and international operations of its travel transaction brands—as a separately traded public company, trading under the symbol “EXPE” on the Nasdaq Global Select Market. Prior to the Spin-Off, TripAdvisor was a wholly-owned subsidiary of Expedia, with Expedia as its sole stockholder. Expedia effected the Spin-Off by means of a reclassification of its capital stock that resulted in the holders of Expedia capital stock immediately prior to the time of effectiveness of the reclassification having the right to receive a proportionate amount of TripAdvisor capital stock. A one-for-two reverse stock split of outstanding Expedia capital stock occurred immediately prior to the Spin-Off, with cash paid in lieu of fractional shares.

Spin-Off Agreements

In connection with the Spin-Off, Expedia and TripAdvisor entered into the following agreements (collectively, the “Spin-Off Agreements”):

1. A Separation Agreement that sets forth the arrangements between Expedia and TripAdvisor with respect to the principal corporate transactions necessary to complete the Spin-Off, and a number of other principles governing the relationship between Expedia and TripAdvisor following the Spin-Off;

2. A Tax Sharing Agreement that will govern the respective rights, responsibilities and obligations of Expedia and TripAdvisor after the Spin-Off with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, other taxes and related tax returns;

3. An Employee Matters Agreement that will govern a wide range of compensation and benefit issues, including the allocation between Expedia and TripAdvisor of responsibility for the employment and benefit obligations and liabilities of each company’s current and former employees (and their dependents and beneficiaries);

4. A Transition Services Agreement that will govern the provision of transition services between Expedia and TripAdvisor.

A summary of certain important features of the Spin-Off Agreements can be found in Amendment No. 4 to TripAdvisor’s Registration Statement on Form S-4 (File No. 333-175828-01) (the “Registration Statement”), which was filed with the Securities and Exchange Commission on November 1, 2011. The section of the Registration Statement entitled “Proposal 1—The Spin-Off Proposal—Relationship Between Expedia and TripAdvisor

after the Spin-Off” beginning on page 72 of the Registration Statement is incorporated by reference into this Current Report on Form 8-K. The Separation Agreement, the Tax Sharing Agreement, the Employee Matters Agreement and the Transition Services Agreement are attached to this Current Report on Form 8-K as Exhibits 2.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Governance Agreement

On December 20, 2011, in connection with the Spin-Off, TripAdvisor entered into a Governance Agreement (the “Governance Agreement”) with Liberty Interactive Corporation (“Liberty”) and Barry Diller, the Chairman of the Board of Directors of TripAdvisor and TripAdvisor’s Senior Executive. The summary of the material terms of the Governance Agreement set forth below is qualified in its entirety by the full text of the Governance Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. On December 20, 2011, in connection with the Spin-Off, Liberty and Mr. Diller also entered into a Stockholders Agreement (the “Stockholders Agreement”).

Representation of Liberty on the TripAdvisor Board of Directors

Under the terms of the Governance Agreement:

•

Liberty has the right to nominate up to such number of TripAdvisor directors as is equal to 20% of the total number of TripAdvisor directors (rounded up to the next whole number if the total number of directors is not an even multiple of 5) so long as Liberty beneficially owns at least 16,825,982 equity securities of TripAdvisor (so long as Liberty’s ownership percentage is at least equal to 15% of the total equity securities of TripAdvisor);

•

Liberty has the right to nominate one director of TripAdvisor so long as Liberty beneficially owns at least 11,217,321 equity securities of TripAdvisor (so long as Liberty owns at least 5% of the total equity securities of TripAdvisor); and

•

TripAdvisor will use its reasonable best efforts to cause one of Liberty’s designees to be a member of a committee of the Board of Directors of TripAdvisor and, to the extent the person designated by Liberty would qualify as a member of the compensation committee of the Board of Directors of TripAdvisor under applicable tax and securities laws and regulations, TripAdvisor will seek to have that person appointed to the compensation committee of TripAdvisor.

Pursuant to the terms of the Governance Agreement, TripAdvisor will cause each director that Liberty nominates to be included in the slate of nominees recommended by the Board of Directors of TripAdvisor to the stockholders of TripAdvisor for election as directors at each annual meeting of the stockholders of TripAdvisor and will use all reasonable efforts to cause the election of each such director including soliciting proxies in favor of the election of such persons. Liberty has the right to designate a replacement director to the board of

TripAdvisor in order to fill any vacancy of a director previously designated by Liberty. Liberty would have the right to transfer this ability to nominate candidates to the board of TripAdvisor, subject to the same ownership requirements as Liberty’s current nomination rights, to its transferee in a Block Sale (as discussed below), provided that the transferee’s nominees are independent directors and are approved by TripAdvisor’s Nominating Committee (or equivalent committee of the board of TripAdvisor). In addition, the spun-off or split-off company in a Distribution Transaction will succeed to Liberty’s rights under the Governance Agreement, including Liberty’s right to nominate directors.

Contingent Matters

The Governance Agreement lists certain actions that require the prior consent of Liberty and Mr. Diller before TripAdvisor can take any such action, which are referred to herein as “Contingent Matters.”

For so long as:

•	in the case of Liberty, Liberty owns at least 14,956,428 equity securities and at least 5% of the total equity securities of TripAdvisor (the “Liberty Condition”); and

•

in the case of Mr. Diller, he owns at least 2,500,000 common shares (including options to purchase common shares, whether or not then exercisable), continues to serve as chairman of TripAdvisor and has not become disabled (the “Diller Condition,” and together with the Liberty Condition, the “Consent Conditions”),

TripAdvisor has agreed that, without the prior approval of Liberty and/or Mr. Diller, as applicable, it will not engage in any transaction that would result in Liberty or Mr. Diller having to divest any part of their interests in TripAdvisor or any other material assets, or that would render any such ownership illegal or would subject Mr. Diller or Liberty to any fines, penalties or material additional restrictions or limitations.

In addition, for so long as the Consent Conditions apply, if TripAdvisor (or any of its subsidiaries) incurs any indebtedness (other than a customary refinancing not to exceed the principal amount of the existing obligation being refinanced), after which TripAdvisor’s “total debt ratio” (as defined in the Governance Agreement) equals or exceeds 8:1, then for so long as the total debt ratio continues to equal or exceed 8:1, TripAdvisor may not take any of the following actions without the prior approval of Liberty and/or Mr. Diller:

•

acquire or dispose of any assets, issue any debt or equity securities, repurchase any debt or equity securities, or incur indebtedness, if the aggregate value of such transaction or transactions (alone or in combination) during any six month period equals 10% or more of TripAdvisor’s market capitalization;

•	voluntarily commence any liquidation, dissolution or winding up of TripAdvisor or any material subsidiary of TripAdvisor;

•	make any material amendments to the certificate of incorporation or bylaws of TripAdvisor;

•	engage in any line of business other than online and offline media and related businesses, or other businesses engaged in by TripAdvisor as of the date of determination of the total debt ratio;

•	adopt any stockholder rights plan that would adversely affect Liberty or Mr. Diller, as applicable; or

•	grant additional consent rights to a stockholder of TripAdvisor.

Preemptive Rights

In the event that TripAdvisor issues or proposes to issue any shares of common stock or Class B common stock (with certain limited exceptions) including shares issued upon exercise, conversion or exchange of options, warrants and convertible securities, Liberty will have preemptive rights that entitle it to purchase a number of common shares of TripAdvisor so that Liberty will maintain the identical ownership interest in TripAdvisor (subject to certain adjustments) that Liberty had immediately prior to such issuance or proposed issuance (but not in excess of 20.01%). Any purchase by Liberty will be allocated between common stock and Class B common stock in the same proportion as the issuance or issuances giving rise to the preemptive right, except to the extent that Liberty opts to acquire shares of common stock in lieu of shares of Class B common stock.

Registration Rights

Liberty and Mr. Diller are entitled to customary, transferable registration rights with respect to shares of common stock of TripAdvisor owned by them. Liberty is entitled to four demand registration rights and Mr. Diller is entitled to three demand registration rights. TripAdvisor will pay the costs associated with such registrations (other than underwriting discounts, fees and commissions). TripAdvisor will not be required to register shares of its common stock if a stockholder could sell the shares in the quantities proposed to be sold at such time in one transaction under Rule 144 of the Securities Act or under another comparable exemption from registration.

In connection with a transfer of TripAdvisor securities to an unaffiliated third party, Liberty or Mr. Diller may assign any of its or his then-remaining demand registration rights to the third party transferee, if upon the transfer the transferee acquires beneficial ownership of more than 5% of the outstanding equity securities of TripAdvisor. If upon the transfer the transferee acquires beneficial ownership of equity securities of TripAdvisor representing less than 5% of the outstanding equity securities, but having at least $250 million in then-current market value, Liberty or Mr. Diller may assign one of its or his remaining demand registration rights, which the transferee may exercise only in connection with an offering of shares of common stock of TripAdvisor having $100 million or more in market value.

Inapplicability of Anti-Takeover Provisions to Distribution Transaction or Block Sale

Pursuant to the Governance Agreement, TripAdvisor will not, in the case of a Distribution Transaction (as discussed below), implement any anti-takeover provision (including any shareholder rights plan) or, in the case of a Block Sale (as discussed below), will render inapplicable any such anti-takeover provision:

•	the purpose or reasonably evident effect of which is to restrict or limit Liberty’s ability to engage in a Distribution Transaction or a Block Sale; or

•

the purpose or reasonably evident effect of which is to impose a material economic detriment on the company to which TripAdvisor equity securities are transferred in connection with a qualifying Distribution Transaction (and whose shares are distributed to the public stockholders of Liberty) or that would impose a material economic detriment on the transferee in a Block Sale.

In addition, the Board of Directors of TripAdvisor will approve the transfer of Class B common stock and common stock in a Distribution Transaction or Block Sale (up to a 30% ownership level in the case of a Block Sale) for purposes of Section 203 of the Delaware General Corporation Law (“DGCL”), which is the prohibition on transactions with interested stockholders under Delaware state law. In the case of a Block Sale, however, such approval for purposes of Section 203 of the DGCL will be subject to the imposition of contractual restrictions on the Block Sale transferee analogous to the provisions of Section 203 of the DGCL (as further described below).

Restrictions on Block Sale Transferee

For three years following a Block Sale by Liberty, the transferee will be subject to the following restrictions with regard to TripAdvisor, unless the restrictions terminate early in the circumstances discussed below:

•

an ownership cap set at 30% of the total equity securities of the company (which would apply to any “group” of which the transferee or its affiliates is a member), subject to adjustment under certain circumstances;

•

specified “standstill” restrictions limiting the transferee’s ability, at such time as any directors nominated by the transferee are serving on the Board of Directors, to, among other things, engage in proxy contests, propose transactions involving the company, form a “group” (as defined in the Securities Exchange Act of 1934) or influence the management of TripAdvisor. These restrictions, other than the prohibition on proxy contests, would terminate if the transferee relinquishes all rights to nominate directors under the Governance Agreement; and

•

contractual provisions analogous to the provisions of Section 203 of the DGCL that would prohibit the transferee from engaging in specified “business combination” transactions with TripAdvisor without the prior approval by TripAdvisor, acting through a committee of independent directors.

The contractual provisions mirroring Section 203 of the DGCL would not apply to the transferee if upon the Block Sale it would not be an “interested stockholder” (as determined pursuant to Section 203 of the DGCL) of TripAdvisor. However, if these contractual provisions become applicable at the time of the Block Sale, they will continue in effect for the term of the standstill restrictions even if the transferee would subsequently cease to qualify as an “interested stockholder” (as determined pursuant to Section 203 of the DGCL). The standstill restrictions and 30% ownership cap, as well as the termination provisions, would apply to subsequent transferees of all or substantially all of the shares transferred in a prior Block Sale, but in any event would not extend past the third anniversary of the original Block Sale. With respect to such unaffiliated subsequent transferees of the shares transferred in a prior Block Sale, the statutory (rather than contractual) anti-takeover restrictions of Section 203 of the DGCL would apply subject to the waiver, at the time of a transfer, by TripAdvisor.

Prior to the expiration of the three year term, the standstill restrictions, including the cap on ownership described above, would terminate at the earlier of (i) Mr. Diller and his affiliates “actually owning” securities representing more than 50% of the total voting power of TripAdvisor or (ii) the Block Sale transferee and its affiliates beneficially owning (as defined in the Governance Agreement) securities representing less than 12% of the total voting power of TripAdvisor and Mr. Diller beneficially owning (as defined in the Governance Agreement) securities representing more than 40% of the total voting power of TripAdvisor. For this purpose, securities “actually owned” by Mr. Diller and his affiliates will include all securities of TripAdvisor held by Mr. Diller and his “affiliates”, plus those shares of Class B common stock for which Mr. Diller and his “affiliates” have a right to “swap” shares of common stock (as discussed below) but for which the swap right has not been exercised, minus the securities Mr. Diller and his “affiliates” currently hold but would need to exchange for the Class B common stock in such swap right.

The above restrictions may be waived at any time, by TripAdvisor, acting through a committee of independent directors.

Other Block Sale Provisions

Any Block Sale by Liberty within the two years immediately following the completion of the TripAdvisor Spin-Off will require the consent of TripAdvisor and Expedia. TripAdvisor and Expedia will not withhold their consent to such Block Sale if they determine in good faith (a) that a safe harbor exists for the Block Sale under Section 355(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, or (b) that during the two years immediately prior to the TripAdvisor Spin-Off there were no substantial negotiations with the transferee in such Block Sale regarding the Block Sale.

If Mr. Diller does not acquire from Liberty all shares of Class B common stock proposed to be transferred in a Block Sale or in a transfer of all of the Class B common stock and common stock beneficially owned by Liberty through the exercise of his “swap” rights or right of first refusal under the Stockholders Agreement (resulting in such Class B common stock of Liberty being converted into, or exchanged for, shares of common stock of TripAdvisor before the Block Sale), for a period of two years after the Block Sale, Mr. Diller will have the right from time to time to acquire from TripAdvisor an equal number of shares of Class B Common Stock held in treasury, either by purchase at fair market value, through an exchange of an equivalent number of shares of common stock, or a combination thereof. Mr. Diller may exercise this right either alone or in conjunction with one or more third-parties so long as Mr. Diller retains voting control over the Class B common stock acquired. Prior to the two year period following a Block Sale, Mr. Diller’s right to acquire Class B common stock from TripAdvisor will be suspended immediately upon the entry by TripAdvisor into a merger agreement providing for a merger that constitutes a change of control of TripAdvisor, and will terminate irrevocably upon the consummation of a tender or exchange offer for securities representing a majority of the total voting power of TripAdvisor or a merger that constitutes a change of control of TripAdvisor.

Certain Waivers

During the term of the Stockholders Agreement, without TripAdvisor’s consent (to be exercised by a committee of independent directors), Mr. Diller will not waive Liberty’s obligation under the Stockholders Agreement to convert or exchange its shares of Class B common stock to shares of common stock in specified circumstances. This consent right is not applicable if Mr. Diller no longer has any rights under the Stockholders Agreement. In certain circumstances this consent right will survive a mutual termination of the Stockholders Agreement for a period of up to one year.

Termination

Generally, the Governance Agreement will terminate:

•	with respect to Liberty, at such time that Liberty beneficially owns equity securities representing less than 5% of the total equity securities of TripAdvisor; and

•	with respect to Mr. Diller, at such time as Mr. Diller ceases to be the chairman of TripAdvisor or becomes disabled.

With respect to the provisions governing “Contingent Matters,” such provisions will terminate as to Mr. Diller and Liberty as set forth under “—Contingent Matters,” above.

Distribution Transactions

Liberty will be permitted to spin-off or split-off to its public stockholders all (but not less than all) of its equity ownership in TripAdvisor in a transaction meeting specified requirements (a “Distribution Transaction”) without first complying with the transfer restrictions under the Stockholders Agreement, including Mr. Diller’s tag-along right, right of first refusal, swap right and conversion requirement, and without being subject to the application of certain anti-takeover provisions, as described above under “The Governance Agreement—Inapplicability of Anti-Takeover Provisions to Distribution Transaction or Block Sale.” The spun-off or split-off company will be required to assume all of Liberty’s obligations (including the proxy given to Mr. Diller under the Stockholders Agreement) and will succeed to Liberty’s rights under the Governance Agreement and Stockholders Agreement (including Liberty’s right to nominate directors).

Block Sales

So long as Liberty’s equity ownership in TripAdvisor does not exceed 30% of the total equity securities of TripAdvisor and Mr. Diller continues to hold a proxy over Liberty’s shares in TripAdvisor under the Stockholders Agreement, Liberty will be permitted to sell all (but not less than all) of such equity interest in TripAdvisor to an unaffiliated third party (a “Block Sale”), without being subject to the application of certain anti-takeover provisions, as described above under “The Governance Agreement—Inapplicability of Anti-Takeover Provisions to Distribution Transaction or Block Sale,” subject to prior compliance with Mr. Diller’s tag-along right, right of first refusal and swap right under the Stockholders Agreement, as well as the requirement that Liberty convert shares of Class B common stock to shares of common stock or exchange them for common stock with TripAdvisor before the Block Sale.

Prior to any Block Sale, Liberty will be required to exchange and/or convert any shares of Class B common stock proposed to be transferred in such Block Sale, to the extent Mr. Diller does not acquire such shares pursuant to exercise of his right of first refusal or swap rights, for newly-issued common stock (subject to application of relevant securities laws).

Relationship Between TripAdvisor, Mr. Diller and Liberty

Mr. Diller is the Senior Executive and Chairman of the Board of TripAdvisor. Mr. Diller and Liberty are parties to the Stockholders Agreement. Among other arrangements, under the terms of the Stockholders Agreement, Liberty grants to Mr. Diller an irrevocable proxy with respect to all TripAdvisor securities beneficially owned by Liberty on all matters submitted to a stockholder vote or by which the stockholders may act by written consent (other than with respect to “Contingent Matters” with respect to which Liberty has not consented), until such proxy terminates in accordance with the terms of the Stockholders Agreement. As a result of the arrangements contemplated by the Stockholders Agreement, as of December 20, 2011, Mr. Diller controls approximately 62.43% of the combined voting power of TripAdvisor capital stock and can effectively control the outcome of all matters submitted to a vote or for the consent of TripAdvisor’s stockholders (other than with respect to the election by the holders of TripAdvisor’s common stock of 25% of the members of TripAdvisor’s Board of Directors and matters to which Delaware law requires a separate class vote). Upon Mr. Diller ceasing to serve in his capacity as Chairman of TripAdvisor, or his becoming disabled, Liberty may effectively control the voting power of TripAdvisor capital stock through its ownership of common shares of TripAdvisor. TripAdvisor is subject to the Marketplace Rules of The Nasdaq Stock Market, Inc. (the “Marketplace Rules”). The Marketplace Rules exempt “Controlled

Companies,” or companies of which more than 50% of the voting power is held by an individual, group or another company, from certain requirements. Based on the arrangements described above, TripAdvisor is relying on the exemptions for Controlled Companies from applicable Nasdaq requirements.

Warrant Agreement

On December 20, 2011, TripAdvisor entered into a Warrant Agreement with Mellon Investor Services LLC, as Equity Warrant Agent, and issued warrants exercisable for TripAdvisor common stock in respect of previously outstanding warrants exercisable for Expedia common stock that were adjusted on account of Expedia’s reverse stock split and the Spin-Off. The TripAdvisor warrants, which are not listed on any stock exchange, expire on May 7, 2012. One tranche of TripAdvisor warrants (issued in respect of Expedia warrants that had featured an exercise price of $12.23 per warrant prior to adjustment) are exercisable for 0.25 (one-quarter) of a share of TripAdvisor common stock at an exercise price equal to $6.48 per warrant, and the other tranche of TripAdvisor warrants (issued in respect of Expedia warrants that had featured an exercise price of $14.45 per warrant prior to adjustment) are exercisable for 0.25 (one-quarter) of a share of TripAdvisor common stock at an exercise price equal to $7.66 per warrant. The exercise price may be paid in cash or via “cashless exercise” as set forth in the Warrant Agreement. TripAdvisor will not issue fractional shares of TripAdvisor common stock upon exercise of a TripAdvisor warrant; cash will be issued in lieu of fractional shares in accordance with the Warrant Agreement. Holders of TripAdvisor warrants are not entitled, by virtue of holding TripAdvisor warrants, to any rights of holders of TripAdvisor common stock prior to validly exercise such warrants.

Pursuant to the Warrant Agreement and subject to certain exceptions, the number of shares of TripAdvisor common stock issuable upon exercise of the TripAdvisor warrants and the exercise price of the TripAdvisor warrants are subject to adjustment from time to time upon the occurrence of various events, including stock splits; stock consolidations, combinations or subdivisions; stock dividends or other distributions; repurchases, reclassifications, recapitalizations or reorganizations and certain distributions of rights, warrants or evidences of indebtedness or assets. The TripAdvisor warrants are not subject to redemption.

The summary of the material terms of the Warrant Agreement set forth above is qualified in its entirety by the full text of the Warrant Agreement, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and incorporated herein by reference

Master Advertising Agreement (CPC)

In connection with the Spin-Off, certain TripAdvisor subsidiaries and certain Expedia subsidiaries entered into a Master Advertising Agreement (CPC). Such Master Advertising Agreement (CPC), dated as of December 20, 2011, was entered into by and between, on the one hand, TripAdvisor LLC, TripAdvisor Limited, and TripAdvisor Singapore Private Limited (collectively, the “TripAdvisor Companies”) and, on the other, Expedia, Inc., Hotels.com LP, and Travelscape LLC (collectively, the “Expedia Companies”). Under this agreement, the Expedia Companies have agreed to continue purchasing click-based advertising, primarily in connection with the “check rates” feature on TripAdvisor websites, from TripAdvisor but also including textlink advertising on TripAdvisor websites. The pricing for such advertising will be on a cost-per-click or revenue-share basis. The Master Advertising Agreement (CPCs) is attached to this Current Report on Form 8-K as Exhibit 10.6 (in redacted form pursuant to a confidential treatment request) and incorporated herein by reference. More information concerning this agreement, click-based advertising and its relevance to TripAdvisor’s business model is contained in the Registration Statement.

Financing Arrangements

In connection with the Spin-Off, on December 20, 2011, TripAdvisor Holdings, LLC distributed approximately $405,516,330.67 in cash to Expedia in the form of a dividend. This distribution was funded through borrowings under a new Credit Agreement, dated as of December 20, 2011 (together with all exhibits, schedules, annexes, certificates, assignments and related documents contemplated thereby, the “TripAdvisor Credit Agreement”), among TripAdvisor, TripAdvisor Holdings, LLC, a Massachusetts limited liability company, and TripAdvisor LLC, a Delaware limited liability company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Europe Limited, as London agent. The TripAdvisor Credit Agreement provides for a five-year senior term loan to TripAdvisor Holdings, LLC in a principal amount of $400 million (the “Term Loan”), repayable in quarterly installments equal to 1.25% of the original principal amount in year 2012 and 2.5% of the original principal amount in each year thereafter, with the balance payable on the final maturity date. The TripAdvisor Credit Agreement also provides for a senior revolving credit facility with a maximum borrowing capacity of $200 million (the “TripAdvisor Revolving Facility”). On December 20, 2011, TripAdvisor Holdings, LLC borrowed $10 million under the TripAdvisor Revolving Facility. All outstanding principal and interest under the Term Loan and the TripAdvisor Revolving Facility will be due and payable, and the TripAdvisor Revolving Facility will terminate, on December 20, 2016. The obligations of each borrower under the TripAdvisor Credit Agreement are the senior unsecured obligations of such borrower and are guaranteed by TripAdvisor (following consummation of the Spin-Off), TripAdvisor Holdings, LLC, and certain of their respective subsidiaries.

The Term Loan and any loans under the TripAdvisor Revolving Facility bear interest by reference to a base rate or a eurocurrency rate, in either case plus an applicable margin based on the leverage ratio of TripAdvisor, Inc. TripAdvisor, Inc. is also required to pay a quarterly commitment fee, on the average daily unused portion of the TripAdvisor Revolving Credit Facility for each fiscal quarter and fees in connection with the issuance of letters of credit. The Term Loan and loans under the TripAdvisor Revolving Facility currently bear interest at LIBOR plus 175 basis points or the alternate base rate plus 75 basis points, and undrawn amounts are currently subject to a commitment fee of 30 basis points. The proceeds of the Term Loan and any loans under the TripAdvisor Revolving Facility have been, and will be, used for general corporate purposes, including funding of the dividend described above. The TripAdvisor Credit Agreement contains customary covenants, restrictions and events of default, including, but not limited to, maintenance of a maximum leverage ratio and a minimum interest coverage ratio.

The foregoing description of the TripAdvisor Credit Agreement is not complete and is qualified in its entirety by reference to the actual agreement, which is attached to this Current Report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

In connection with the Spin-Off, TripAdvisor Holdings, LLC, a Massachusetts limited liability company, and TripAdvisor LLC, a Delaware limited liability company, both post-Spin-Off subsidiaries of TripAdvisor, were released from their guarantees of obligations under Expedia’s existing $750 million revolving credit facility, $500 million aggregate principal amount of 7.456% senior notes due 2018 and $750 million aggregate principal amount of 5.95% senior notes due 2020.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The section entitled “The Spin-Off” under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. In connection with certain internal restructuring steps implemented in contemplation of and in order for Expedia to complete the Spin-Off of TripAdvisor on December 20, 2011, Expedia transferred to TripAdvisor its ownership interests in TripAdvisor Holdings, LLC, which entity and the subsidiaries thereof are the entities and assets through which the TripAdvisor Media Group businesses have historically been conducted.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Please see the section entitled “Financing Arrangements” under Item 1.01 above, which is incorporated herein by reference.

Item 5.01.	Change in Control of the Registrant.

The sections of this Current Report on Form 8-K under Item 1.01 entitled “The Spin-Off” and “Relationship Between TripAdvisor, Mr. Diller and Liberty” are incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Director Resignations; Director Elections

On December 20, 2011, and in connection with the Spin-Off, Mark D. Okerstrom and Lance A. Soliday (each of whom are employees of Expedia) resigned as members of TripAdvisor’s Board of Directors. On December 20, 2011, immediately preceding the completion of the Spin-Off, the following persons were elected as members of TripAdvisor’s Board of Directors (with Mr. Robert S. Weisenthal having previously joined the TripAdvisor Board as of December 7, 2011 in compliance with Rule 10A-3 of the Securities Exchange Act of 1934 and Nasdaq initial listing requirements): Barry Diller, Stephen Kaufer, Sukhinder Singh Cassidy, William R. Fitzgerald, Victor A. Kaufman, Dara Khosrowshahi, Jonathan F. Miller, Jeremy Phillips, and Michael P. Zeisser.

With respect to committee memberships: (i) the Audit Committee of the TripAdvisor Board of Directors has as its members: Robert S. Weisenthal (chair); Jonathan F. Miller; and Jeremy Phillips; (ii) the Compensation Committee of the TripAdvisor Board of Directors has as its members: Sukhinder Singh Cassidy (chair); Jeremy Phillips; and Michael P. Zeisser; and (iii) the Executive Committee of the TripAdvisor Board of Directors has as its members: Barry Diller; Stephen Kaufer; and Victor A. Kaufman.

The section of the Registration Statement entitled “Information about TripAdvisor After the Spin-Off—TripAdvisor Management—Directors” beginning on page 106 of the Registration Statement is incorporated herein by reference. The section of the Registration Statement entitled “Certain TripAdvisor Relationships and Related Party Transactions” beginning on page 120 of the Registration Statement is incorporated herein by reference.

Director Retainers; Annual Director RSU Grants

Each director of TripAdvisor who is not an employee of TripAdvisor or any of its businesses or a designee of Liberty Interactive Corporation will receive the following fees: (i) an annual retainer of $50,000 for service on the Board, (ii) an annual retainer of $20,000 for service on the Audit Committee (if applicable), (iii) an annual retainer of $15,000 for service on the Compensation Committee (if applicable), (iv) an annual retainer of $10,000 for service as chairman of the Audit Committee (if applicable), and (v) an annual retainer of $10,000 for service as chairman of the Compensation Committee (if applicable). TripAdvisor will reimburse directors for all reasonable travel costs borne in connection with any in person board and/or committee meetings.

Each director of TripAdvisor who is not an employee of TripAdvisor or any of its businesses or a designee of Liberty Interactive Corporation will receive a grant of restricted stock units with a dollar value of $150,000 upon initial election to office and annually thereafter on December 15. These restricted stock units vest in three equal annual installments commencing on the first anniversary of the grant date. In accordance with the foregoing, on December 21, 2011, Ms. Cassidy and Messrs. Kaufman, Khosrowshahi, Miller, Phillips, and Wiesenthal each were awarded TripAdvisor restricted stock units with a dollar value of $150,000 on the date of grant (based on the closing price of the TripAdvisor’s common stock on December 21, 2011).

TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan

On December 20, 2011, the TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan (the “2011 Incentive Plan”), became effective. A summary of certain important features of the 2011 Incentive Plan can be found in the Registration Statement. The section of the Registration Statement entitled “TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan” beginning on page 121 of the Registration Statement is incorporated herein by reference. The foregoing description of the 2011 Incentive Plan is qualified in its entirety by reference to the copy of the plan that was filed as Exhibit 4.5 to TripAdvisor’s Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement, which is incorporated herein by reference.

TripAdvisor, Inc. Director Deferred Compensation Plan

On December 20, 2011, the TripAdvisor, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan”) became effective. A summary of certain important features of the Director Deferred Compensation Plan can be found in the Registration Statement. The section of the Registration Statement entitled “Information about TripAdvisor After the Spin-Off—TripAdvisor Management—Director Compensation”

beginning on page 111 of the Registration Statement is incorporated herein by reference. The foregoing description of the Director Deferred Compensation Plan is qualified in its entirety by reference to the copy of the plan that was filed as Exhibit 4.6 to TripAdvisor’s Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement, which is incorporated herein by reference.

Restricted Stock Unit Agreement with Dara Khosrowshahi

On March 7, 2006, Expedia granted to Dara Khosrowshahi restricted stock units covering 800,000 shares of Expedia common stock, with vesting of such restricted stock units generally subject to the satisfaction of performance goals, including achievement of a specified level of operating income before amortization (“OIBA”) in a given fiscal year. In connection with the Spin-Off, the parties agreed to divide the original award of restricted stock units between Expedia and TripAdvisor, in accordance with the treatment of shares of Expedia common stock in the Spin-Off, such that the initial award has been converted into (1) restricted stock units covering 400,000 shares of Expedia common stock governed by an agreement between Expedia and Mr. Khosrowshahi, and (2) restricted stock units covering 400,000 shares of TripAdvisor common stock governed by an agreement between TripAdvisor and Mr. Khosrowshahi (the “DK RSU Agreement”). On December 20, 2011, TripAdvisor and Mr. Khosrowshahi entered into the DK RSU Agreement. Below is a description of the material terms of the DK RSU Agreement. The description is qualified by reference to the DK RSU Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.5.

Award. The DK RSU Agreement covers restricted stock units with respect to 400,000 shares of TripAdvisor common stock (the “RSUs”).

Service. For purposes of the DK RSU Agreement, “Service” generally means service as a director of TripAdvisor or, at the election of TripAdvisor, such other service to TripAdvisor at a level of time commitment commensurate with the time commitment as a director of TripAdvisor.

Vesting (Generally). Subject to Mr. Khosrowshahi’s continued Service through the applicable vesting date, 75% of the RSUs will vest upon TripAdvisor’s achievement of a specified level of TripAdvisor OIBA (the “OIBA Target”); provided that at the election of TripAdvisor, such vesting will be conditioned on Mr. Khosrowshahi agreeing to provide Services to TripAdvisor for an additional two years following satisfaction of the OIBA Target. The OIBA Target will be determined after December 31, 2011 by adjusting the modified OIBA goal in effect prior to the Spin-Off to account for the occurrence of the Spin-Off.

Twenty-Five percent of the RSUs will vest on the one year anniversary of satisfaction of the OIBA Target, or, if earlier, upon Mr. Khosrowshahi’s termination of Service with TripAdvisor following satisfaction of the OIBA Target (other than a voluntary termination of Service); provided that this vesting event will not occur and Mr. Khosrowshahi will forfeit all outstanding RSUs in the event that Mr. Khosrowshahi has voluntarily terminated his Service or there has been a good faith determination by a majority of the TripAdvisor Board of Directors (other than Mr. Khosrowshahi) of the occurrence of “Cause” as defined in the DK RSU Agreement.

Termination without Cause. If (i) Mr. Khosrowshahi incurs a termination of Service (other than a voluntary termination of Service) during a fiscal year in which TripAdvisor achieves a specified level of OIBA that is lower than the OIBA Target (the “Modified OIBA Target”), and (ii) there has not been a good faith determination by a majority of the TripAdvisor Board of Directors (other than Mr. Khosrowshahi) of the existence of Cause, 75% of the RSUs will vest upon such termination of employment. The Modified OIBA Target will be determined after December 31, 2011 by adjusting the OIBA goal in effect prior to the Spin-Off to account for the occurrence of the Spin-Off.

Change of Control. If there is a change of control of TripAdvisor, 50% of the then outstanding RSUs immediately will vest without regard to the satisfaction of the OIBA Target or the Modified OIBA Target. If, within one year following the change of control, (i) Mr. Khosrowshahi incurs a termination of Service (other than a voluntary termination of Service) and (ii) there has not been a good faith determination by a majority of the board of directors (other than Mr. Khosrowshahi) of the ultimate parent entity following such change of control of the existence of Cause, then the remaining RSUs will vest, without regard to the satisfaction of the OIBA Target or the Modified OIBA Target.

Restrictive Covenants. Following Mr. Khosrowshahi ceasing to provide Services to TripAdvisor for any reason, Mr. Khosrowshahi will be bound by a non-compete agreement with TripAdvisor to refrain from competing with TripAdvisor for a period of two years from his date of departure.

Section 162(m) of the Internal Revenue Code. A performance goal established for purposes of Section 162(m) of the Internal Revenue Code was previously satisfied.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

Prior to the completion of the Spin-Off, Expedia was the sole stockholder of TripAdvisor. Prior to the completion of the Spin-Off, TripAdvisor amended and restated its certificate of incorporation and then restated such amended and restated certificate of incorporation on December 20, 2011; the Restated Certificate of Incorporation is currently in effect. TripAdvisor also amended and restated its bylaws, effective immediately prior to the Spin-Off. TripAdvisor’s Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2 respectively and incorporated herein by reference.

The descriptions contained in the “Proposal 1—The Spin-Off Proposal” section of the Registration Statement in the sub-sections entitled “—Description of TripAdvisor Capital Stock After the Spin-Off,” “—Comparison of Rights of Holders of Expedia Securities before the Spin-Off with Rights of Holders of Expedia Securities and TripAdvisor Securities Following the Spin-Off” and “—Indemnification and Limitation of Liability for Officers and Directors” are incorporated herein by reference. Such descriptions are not meant to be complete and are qualified by reference to TripAdvisor’s Restated Certificate of Incorporation and Amended and Restated Bylaws.

Item 9.01.	Financial Statements and Exhibits.

Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The pro forma financial information and financial statements required by Item 9.01 are included in the Registration Statement in “Annex C—TripAdvisor, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Annex E—TripAdvisor Holdings, LLC Combined Financial Statements.” The Exhibit Index filed herewith is incorporated herein by reference.

EXHIBIT INDEX

NOTE: Only Exhibit 10.6 is being re-filed with this Amendment No. 1 to the Current Report on Form 8-K (see “Explanatory Note” above); the other exhibits were filed with the original Form 8-K.

Exhibit No.	Description

2.1	Separation Agreement by and between TripAdvisor, Inc. and Expedia, Inc., dated as of December 20, 2011

3.1	Restated Certificate of Incorporation of TripAdvisor, Inc.

3.2	Amended and Restated Bylaws of TripAdvisor, Inc.

4.1	Equity Warrant Agreement by and between TripAdvisor, Inc. and Mellon Investor Services LLC, as Equity Warrant Agent, dated as of December 20, 2011

4.2	Credit Agreement, by and among TripAdvisor, TripAdvisor Holdings, LLC, and TripAdvisor LLC, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Europe Limited, as London agent, dated as of December 20, 2011

10.1	Governance Agreement, by and among TripAdvisor, Inc., Liberty Interactive Corporation and Barry Diller, dated as of December 20, 2011

10.2	Tax Sharing Agreement by and between TripAdvisor, Inc. and Expedia, Inc., dated as of December 20, 2011

10.3	Employee Matters Agreement by and between TripAdvisor, Inc. and Expedia, Inc., dated as of December 20, 2011

10.4	Transition Services Agreement by and between TripAdvisor, Inc. and Expedia, Inc., dated as of December 20, 2011

10.5	TripAdvisor, Inc. Restricted Stock Unit Agreement for Dara Khosrowshahi, dated as of December 20, 2011

10.6	Master Advertising Agreement (CPC), by and between, on the one hand, TripAdvisor LLC, TripAdvisor Limited, and TripAdvisor Singapore Private Limited and, on the other, Expedia, Inc., Hotels.com LP, and Travelscape LLC, dated as of December 20, 2011 (PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPADVISOR, INC.

Date: March 15, 2012
	By:	/s/ Seth J. Kalvert
	Name:	Seth J. Kalvert
	Title:	Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

NOTE: Only Exhibit 10.6 is being re-filed with this Amendment No. 1 to the Current Report on Form 8-K (see “Explanatory Note” above); the other exhibits were filed with the original Form 8-K.

Exhibit No.	Description

2.1	Separation Agreement by and between TripAdvisor, Inc. and Expedia, Inc., dated as of December 20, 2011

3.1	Restated Certificate of Incorporation of TripAdvisor, Inc.

3.2	Amended and Restated Bylaws of TripAdvisor, Inc.

4.1	Equity Warrant Agreement by and between TripAdvisor, Inc. and Mellon Investor Services LLC, as Equity Warrant Agent, dated as of December 20, 2011

4.2	Credit Agreement, by and among TripAdvisor, TripAdvisor Holdings, LLC, and TripAdvisor LLC, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Europe Limited, as London agent, dated as of December 20, 2011

10.1	Governance Agreement, by and among TripAdvisor, Inc., Liberty Interactive Corporation and Barry Diller, dated as of December 20, 2011

10.2	Tax Sharing Agreement by and between TripAdvisor, Inc. and Expedia, Inc., dated as of December 20, 2011

10.3	Employee Matters Agreement by and between TripAdvisor, Inc. and Expedia, Inc., dated as of December 20, 2011

10.4	Transition Services Agreement by and between TripAdvisor, Inc. and Expedia, Inc., dated as of December 20, 2011

10.5	TripAdvisor, Inc. Restricted Stock Unit Agreement for Dara Khosrowshahi, dated as of December 20, 2011

10.6	Master Advertising Agreement (CPC), by and between, on the one hand, TripAdvisor LLC, TripAdvisor Limited, and TripAdvisor Singapore Private Limited and, on the other, Expedia, Inc., Hotels.com LP, and Travelscape LLC, dated as of December 20, 2011 (PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION)